EXHIBIT 5.1

[Letterhead of Smith, Gambrell & Russell, LLP]

SMITH, GAMBRELL & RUSSELL, LLP

Attorneys at Law

Suite 3100, Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309-3592

Telephone (404) 815-3500

Facsimile (404) 815-3509

Website www.sgrlaw.com

October 5, 2007

Board of Directors

Appalachian Bancshares, Inc.

822 Industrial Blvd.

Ellijay, Georgia 30540

Re:	Appalachian Bancshares, Inc. Registration Statement on Form S-8

for 2007 Equity Incentive Plan,

Registration Statement No. 333-____________

Gentlemen:

We have acted as counsel for Appalachian Bancshares, Inc., a Georgia corporation (the “Company”) in connection with the registration of 300,000 shares of its $0.01 par value Common Stock (the “Shares”) reserved for issuance under the Company’s 2007 Equity Incentive Plan (as Amended) (the “2007 Plan”), pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), covering the Shares (the “Registration Statement”). This opinion letter is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection therewith, we have examined the following:

1.	A copy of the Registration Statement to be filed with the Securities and Exchange Commission on or about September 6, 2007, and the Exhibits to be filed with and as a part of said Registration Statement;

2.	The Articles of Incorporation of the Company, as restated, certified by the Secretary of State of the State of Georgia and a duly authorized corporate officer of the Company;

3.	The Bylaws of the Company, as restated, certified as correct and complete by a duly authorized corporate officer of the Company;

4.	Proceedings of the Board of Directors of the Company, held on March 27, 2007, during

Appalachian Bancshares, Inc.

October 5, 2007

which the Board of Directors approved the 2007 Plan, certified as correct and complete by a duly authorized corporate officer of the Company;

5.	Proceedings of the Company’s Annual Meeting, held May 22, 2007, during which the shareholders of the Company approved the adoption of the 2007 Plan, certified as correct and complete by a duly authorized corporate officer of the Company;

6.	Resolutions of the Corporate Governance and Executive Compensation Committee of the Board of Directors approving the amendment of the 2007 Plan, certified as correct and complete by a duly authorized corporate officer of the Company; and

7.	Certificate of Existence with respect to the Company, issued by the Secretary of State of the State of Georgia.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of certifications of corporate officials which we have examined. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon such examination, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company, and when issued in accordance with the terms described in the 2007 Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and, except as set forth in the following paragraph, is not to be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

We consent to the filing of this opinion letter as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption “Legal Matters” in the prospectus relating to the Registration Statement. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ W. Thomas King

W. Thomas King